                                STATE OF DELAWARE
                            CERTIFICATE OF OWNERSHIP
                                   AND MERGER

                                             Section 253C Parent into Subsidiary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

              UNIVERSITY GIRLS CALENDAR, LTD., a Nevada Corporation

                                      INTO

             UNIVERSITY GIRLS CALENDAR, LTD., a Delaware Corporation

University Girls Calendar, Ltd., a corporation organized and existing under the laws of the State of Nevada,

     DOES HEREBY CERTIFY:

     FIRST: That it was organized pursuant to the provisions of the General
Corporation Law of the State of Nevada, on the 2nd day of June 2005.

     SECOND: That it owns 100% of the outstanding shares of the capital stock of
University Girls Calendar, Ltd., a corporation organized pursuant to the provisions of the General Corporation Law of the State of Delaware on the 3rd
day of January 2007.

     THIRD: That its Board of Directors, by Unanimous Written Consent dated the
3rd day of January 2007, determined to merge the corporation into said
University Girls Calendar, Ltd. (Nevada), and did adopt the following resolutions:

     RESOLVED, that this corporation, University Girls Calendar, Ltd. (Nevada), merges itself into University Girls Calendar, Ltd. (Delaware), which corporation assumes all of the obligations of University Girls Calendar, Ltd. (Nevada).

     FURTHER RESOLVED, that the terms and conditions of the merger are as follows:

     Upon completion of the merger, the holders of the common stock of
University Girls Calendar, Ltd. (Nevada) shall receive 1.310344828 shares of the common stock of University Girls Calendar, Ltd. (Delaware) in exchange for each share of common stock of University Girls Calendar, Ltd. (Nevada) and shall have no further claims of any kind or nature; and all of the common stock of
University Girls Calendar, Ltd. (Delaware) held by University Girls Calendar,
Ltd. (Nevada) shall be surrendered and canceled.

     FOURTH: That this merger has been approved by the holders of at least a majority of the outstanding shares of stock of this corporation, University
Girls Calendar, Ltd. (Nevada), by written consent in lieu of a meeting of the stockholders.

     FIFTH: That the name of the surviving corporation shall be University Girls
Calendar, Ltd.

     IN WITNESS WHEREOF, said parent corporation has caused this Certificate to be signed by an authorized officer this 3rd day of January 2007.

                                       By: /s/ Paul Pedersen
                                           -------------------------------------
                                           Authorized Officer

                                       Name: Paul Pedersen
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                                             Print or Type

                                       Title: President, Secretary and Treasurer
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